UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _____)

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☐	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

Emclaire Financial Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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EMCLAIRE FINANCIAL CORP

612 MAIN STREET

EMLENTON, PENNSYLVANIA 16373

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 22, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Emclaire Financial Corp (the “Corporation”), dated March 20, 2020, furnished to shareholders of the Corporation in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 22, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 3, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 22, 2020

TO THE SHAREHOLDERS OF EMCLAIRE FINANCIAL CORP:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders and employees, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Emclaire Financial Corp (the “Corporation”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, April 22, 2020 at 9:00 a.m., local time. However, in light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 2, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. You may access the Annual Meeting via the “2020 Annual Meeting of Shareholders” link on our website at www.emclairefinancial.com and follow the instructions on the website. In addition, you may also access the Annual Meeting on a telephone conference call at (631) 992-3221 and entering the access code 963982038#. You may ask questions and vote during the Annual Meeting by following the instructions available on the website during the meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the following methods (i) over the internet at voteproxy.com, (ii) by telephone at 1-800-776-9437, or (iii) by completing, signing and returning the proxy card previously sent to you with the proxy materials. The proxy card previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

William C. Marsh
Chairman, President and Chief Executive Officer

April 3, 2020

The Annual Meeting on April 22, 2020 at 9:00 a.m., local time, will be available via the “2020 Annual Meeting of Shareholders” link on our website at www.emclairefinancial.com.  The proxy statement and Annual Report are available in the “Financial Information” section of our website. Additionally, you may access our proxy materials at www.proxyvote.com and vote in advance of the meeting by following the instructions above and on your proxy card.

Emclaire Financial Corp to hold Annual Meeting of Shareholders Virtually

Emlenton, PA, April 3, 2020 – Emclaire Financial Corp (NASDAQ:EMCF), the parent holding company of The Farmers National Bank of Emlenton, announced today updated plans for its Annual Meeting of Shareholders. The Corporation will host its Annual Meeting on Wednesday, April 22, 2020 at 9:00 a.m. local time via the “2020 Annual Meeting of Shareholders” link on its website at www.emclairefinancial.com. In addition, shareholders will be able to access the Annual Meeting on a telephone conference call at (631) 992-3221 and entering the access code 963982038#.

The decision to no longer host the meeting in-person reflects the Corporation’s efforts to contain the spread of the COVID-19 coronavirus and prioritize and support the well-being of our customers, shareholders and colleagues.

Live audio coverage of the meeting will include a presentation from William Marsh, Chairman of the Board, President and Chief Executive Officer of the Corporation and the Bank. Shareholders accessing the meeting via the website will be able to listen to the presentations, ask questions and will be able to vote during the meeting.

Emclaire encourages shareholders to vote in advance of the Annual Meeting. If shareholders have already submitted their vote, there is no need to vote again. However, shareholders who have not yet voted may vote (i) over the internet at voteproxy.com, (ii) by telephone at 1-800-776-9437, or (iii) by completing, signing and returning the proxy card previously sent to them.

We regret that we cannot meet in person this year. We thank our shareholders in advance for their support of these precautionary measures and for their patience as we work through this format.

About Emclaire Financial Corp

Emclaire Financial Corp is the parent company of The Farmers National Bank of Emlenton, an independent, nationally chartered, FDIC-insured community bank headquartered in Emlenton, Pennsylvania, operating 20 fully service banking offices in Venango, Allegheny, Butler, Clarion, Clearfield, Elk, Jefferson and Mercer counties, Pennsylvania and Hancock County, West Virginia. The Corporation's common stock is quoted on and traded through the NASDAQ Capital Market under the symbol "EMCF". For more information, visit the Corporation's website at "www.emclairefinancial.com."

INVESTOR RELATIONS CONTACT:

William C. Marsh

Chairman, President and

Chief Executive Officer

Phone: (844) 800-2193

Email:  investor.relations@farmersnb.com